UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2023
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On April 18, 2023, Kupono Solar, LLC (“Kupono Solar”) entered into a loan agreement for a principal amount of up to approximately $141 million (the "Kupono Construction Loan") with Fifth Third Bank, National Association (“Fifth Third”), as administrative agent (“Administrative Agent”) and Fifth Third and First Horizon Bank, as lenders (the “Lenders”). Kupono Solar is a subsidiary of Kupono Solar Development, LLC ("Kupono JV"), a joint venture between subsidiaries of Ameresco, Inc. ("Ameresco") and Bright Canyon Energy Corporation (the “JV Partner”) formed for the purpose of constructing, developing and maintaining a combined solar and battery storage project on Joint Base Pearl Harbor-Hickam, Hawaii (the “Project”). Ameresco owns a majority of the Kupono JV and will consolidate the entity for accounting purposes. Ameresco is the contractor and developer of the Project under an Engineering, Procurement and Construction Agreement with Kupono Solar (the “EPC Agreement”) and after completion of the Project, will provide O&M services to Kupono Solar under an O&M Agreement (the “O&M Agreement”).

The proceeds from the Kupono Construction Loan will be used to finance the Project. At the closing, Kupono Solar drew down approximately $91 million under the Kupono Construction Loan. The interest on the loan is determined based on daily simple SOFR rate plus a spread adjustment plus an applicable margin, with an interest of 6.275% applicable on the funds drawn at closing.

The Kupono Construction Loan is scheduled to be repaid at the earlier of (i) eighty-nine (89) days after the Project has been placed in service for federal income tax purposes, (ii) the date on which Kupono Solar receives net proceeds from the Sale Leaseback Financing (as defined below) and (iii) July 31, 2024. All borrowings may be paid in whole or part before maturity in whole or in part at Kupono Solar’s option at any time without premium.

On April 18, 2023, Kupono Solar also entered into certain agreements for a sale leaseback financing of the Project with affiliates of Fifth Third Bank, National Association and First Horizon Bank (collectively, the “Lessors”), under which the Project, once completed, would be sold to the Lessors and leased back to Kupono Solar (“Sale Leaseback Financing”). The Sale Leaseback Financing is a committed take out financing for the Kupono Construction Loan, subject to satisfaction of certain conditions precedent set forth in the documentation therefore.

Kupono Solar is the borrower under the Kupono Construction Loan and the lessee under the Sale Leaseback Financing. The obligations under each facility are secured by Kupono Solar’s assets as well as Kupono JV’s equity interest in Kupono Solar. Borrowings under the Kupono Construction Loan and lease payments under the Sale Leaseback Financing are generally non-recourse to Ameresco. The Kupono Construction Loan and the Sale Leaseback Financing are subject to mandatory pre-payment and termination provisions customary for non-recourse project financings of this type and contains affirmative and negative covenants customary to non-recourse project financings of this type, including covenants restricting the ability of Kupono Solar, subject to negotiated exceptions, to: create liens or guarantee obligations; incur additional indebtedness; dispose of or lease assets; change its business activity; pay dividends and make other distributions; make investments; merge or liquidate; issue additional equity; engage in transactions with affiliates; and amend material project documents. Any failure to comply with the covenants of the loan or the terms of the subsequent Sale Leaseback Financing would constitute a default. The Kupono Construction Loan and the subsequent Sale Leaseback Financing also include several other customary events of default, including a change in control of Ameresco or the JV Partner, a breach of material project agreements, such as the power purchase agreement, EPC Agreement, O&M Agreement, equipment supply agreements, leases and easements. If an event of default occurs and is not cured within any applicable grace period or is not waived, the Lenders or Lessors, as applicable, would be entitled to take various actions, including accelerating amounts due under the Kupono Construction Loan or subsequent Sale Leaseback Financing, terminating the loan and/or lease, and enforcing liens against the collateral, which could have an adverse impact Kupono Solar's our ability to finance, complete and operate the Project.

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory

On April 19, 2023, the board of directors unanimously approved the appointment of Charles R. Patton as a class I director of the Ameresco, Inc. (the “Company”). The effective date of Mr. Patton’s appointment was April 20, 2023. The term of the Company’s class I directors, including Mr Patton, expires on the date of the Company’s annual meeting of stockholders to be held in 2023 or upon the election and qualification of successor directors.

Mr. Patton's compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, which was filed as Exhibit 10.12 to the Company’s Form 10-K for the year ended December 31, 2022. In addition, the Company entered into an indemnification agreement with Mr. Patton in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There is no arrangement or understanding pursuant to which Mr. Patton was appointed to the Board. There are no family relationships between Mr. Patton any director or executive officer of the Company, and Mr. Patton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2023, the board of directors (the “Board”) of Ameresco, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Second Amended and Restated Bylaws”), effective immediately. The amendments effected by the Second Amended and Restated Bylaws, among other things:
•Eliminate the former requirement that the list of stockholders entitled to vote at a stockholder meeting also be made available during the actual meeting;
•Address adjournment of stockholder meetings relying on remote communication due to a technical failure; and
•Revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholder meetings by:
◦Requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with such stockholder and such beneficial owner (each, a “Stockholder Associated Person”);
◦Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of soliciting the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and including a statement to that effect in the proxy statement or form of proxy; and
◦Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees.

The Second Amended and Restated Bylaws also includes various other updates, including certain technical, conforming and clarifying changes. The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 24, 2023, the Company issued a press release announcing Mr. Patton’s appointment to the board of directors, as discussed in Item 5.02 of this Current Report on Form 8-K. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Ameresco, Inc.
99.1	Press Release April 24, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
April 24, 2023	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary